UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
July 25, 2008
SPARTECH CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-0761773 (I.R.S. Employer Identification No.)
1-5911
(Commission File Number)
120 S. Central Avenue, Suite 1700
Clayton, Missouri 63105
(Address of principal executive offices) (Zip Code)
(314) 721-4242
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-r(c) under the Exchange Act (17 CFR 240-13e-4(c))

SPARTECH CORPORATION
FORM 8-K

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Spartech Corporation has announced that Jeffrey D. Fisher, its Senior Vice President, General Counsel and Secretary, resigned effective July 25, 2008 to pursue other business opportunities.
The Company and Mr. Fisher have entered into a Separation Agreement and Release (the “Agreement”) with salary and bonus payout terms materially consistent with those in the standard form severance and noncompetition agreement previously entered into between the Company and its executive officers, including Mr. Fisher, in 2006. Pursuant to the Agreement, the Company will also pay for continuing coverage under its group health insurance plan during this period. The Agreement also provides that Mr. Fisher will provide transitional consulting services to the Company until October 31, 2008 for additional compensation at the same rate as his final base salary, for a total of $75,900. The Agreement also includes a full release of the Company by Mr. Fisher, and covenants by Mr. Fisher not to compete with Spartech or to solicit its employees for one year.
A copy of the July 25, 2008 press release announcing the resignation of Jeffrey D. Fisher is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description

99.1	Press release of Spartech Corporation dated July 25, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTECH CORPORATION
Date July 25, 2008	By	/s/	Randy C. Martin

Randy C. Martin
Executive Vice President Corporate Development And Chief Financial Officer Spartech Corporation